EXHIBIT 99.2

Zomedica Announces Letter From Robert Cohen, Interim CEO, Made Available to Shareholders in Connection With Annual and Special Virtual-Only Meeting

ANN ARBOR, Mich., Aug. 27, 2020 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM) announced today that the following letter from Robert Cohen, Interim Chief Executive Officer, has been made available to shareholders.

Dear Zomedica Shareholders:

As I pass my second month anniversary at Zomedica, I have been looking forward to communicating with you directly and to offering both my impressions of the Company and an update on our progress. I am pleased to report that I have been impressed by what I have seen since assuming the CEO role. I believe that the core technology, planned products, and employee base of Zomedica are strong, and that our future is bright. Recognizing that the Company has been through some challenging times in the recent past, we now all are united in the singular goal of advancing our lead product platform -- TRUFORMA™ -- to market as expeditiously as possible without sacrificing the quality of the product, which is critically important to Zomedica.

Our intent is to launch TRUFORMA with five assays, which I believe immediately will make it a valuable contributor to the veterinarian's practice, both clinically and economically. This means that we are, in effect, developing five products simultaneously, which is a substantial undertaking. As reported in past news releases, in partnership with a subsidiary of Qorvo, Inc., which had revenues last year of over US $3.0 billion, we already successfully have verified three of the assays, and work is progressing on the remaining two. Proper testing is an important part of any product development effort, but more so when your product will be used to diagnose a living animal. We never forget this responsibility and we do not compromise in this area. That is why product development takes longer than some people would like. Validation must follow verification, and then market testing occurs prior to commercial release. While we have worked to streamline this process, it still takes time. We certainly appreciate, and hope to reward, your patience in the not-too-distant future.

As I write this letter, we have more than US $50 million in cash and cash equivalents as a result of our capital raising activities in 2020. By taking advantage of favorable market conditions, we believe that we now have sufficient cash to take us well beyond TRUFORMA commercialization and have reduced dramatically the financing risk that previously has been an issue for our company. This additional capital also puts Zomedica in a better position to weather any new adverse consequences of the pandemic. We intend to be good stewards of our capital and will continue to embrace a "lean and mean" operating philosophy.

Our commercial team has been working hard to prepare for the upcoming market release of TRUFORMA. We intend to pursue a hybrid sales model for the United States utilizing a small number of high-quality regional distributors who will be supported in the field by our own Zomedica direct sales employees, some of whom will service key geographies independently of our distributors. We also plan to have several veterinary clinical direct employees who, when needed, can provide deep clinical expertise on our products and their applications. Our goal is to assemble a selling organization that is appropriate for a variety of circumstances and to be ready to hit the ground running with a sizeable effort and pre-existing customer relationships from day one. The behind-the-scenes effort employed to develop marketing and educational materials also is in full swing. The sales organization that we are building is intended not only to support TRUFORMA, our customers and their patients, but also to be suitable for future Zomedica products.

I am looking forward to our Annual Meeting of Shareholders. Normally, I look forward to meeting as many shareholders as I can in person, but these are unusual times. I hope to address most, if not all, of your questions at the virtual meeting. While I realize that we have a "crowded" proxy statement, one agenda item for the meeting that I know is the subject of discussion among shareholders is the proposed reverse split, or consolidation, of our outstanding common shares. We are seeking your approval for the reverse split in order to comply with a specific requirement of the NYSE American exchange that we increase the trading price of our common shares. If we do not receive shareholder approval for the reverse split at the Annual Meeting, our common shares will be delisted from the NYSE American. It is important for us to maintain our listing to assure that there is a liquid market for our common shares. The reverse split is intended only to increase our stock price by reducing the number of shares outstanding, which is a purely mathematical exercise that does not affect your ownership interest in the Company. Accordingly, our Board of Directors has recommended that shareholders vote in favor of the reverse split.

Finally, I would like to wish you all well during this difficult time. We at Zomedica have adjusted to the new COVID environment, with the majority of us working remotely. We proactively are addressing COVID-related issues that could impact our commercial launch, including by the development and implementation of remote installation capability for our TRUFORMA instrument.

In summary, I believe that we now are well capitalized and well equipped to face the challenges ahead of us as we move toward commercialization. These are exciting times. Stay safe and healthy, and I look forward to delivering additional updates as we make further progress with our key milestones.

Best regards,

Robert Cohen

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) is a veterinary health company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to provide veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to Zomedica’s expectations. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon Zomedica’s business operations generally, including Zomedica’s ability to develop its diagnostic products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Additional Information

Zomedica Pharmaceuticals Corp. has prepared a Management Proxy Circular and Proxy Statement dated August 6, 2020, as well as a supplement thereto dated August 20, 2020 (collectively, the “Circular”). The Circular is being provided to shareholders pursuant to notice and access procedures under applicable securities laws that we are utilizing in connection with the meeting, and also may be accessed at the Company’s profile on EDGAR in the United States at www.sec.gov and on SEDAR in Canada at www.SEDAR.com. Further, copies of the Circular may be obtained from our proxy solicitor, Alliance Advisors at pcasey@allianceadvisors.com. Shareholders are strongly advised to read the Circular and related meeting materials before voting on matters to be considered at the meeting.

Investor Relations Contact:
PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

Media Contact:
Meredith Newman
mnewman@zomedica.com
+1 734.369.2555 ext. 119